ESCROW AGREEMENT

     ESCROW AGREEMENT, dated June __, 1996, by and among Prime Cellular, Inc., a Delaware corporation ("Prime"); Prime Cellular Acquisition Corp., a Delaware corporation (the "Prime Acquisition Subsidiary"); the persons listed on Schedule 1 hereto (the "Bern Owners"); and Tenzer Greenblatt LLP, a New York limited liability partnership (the "Escrow Agent").



                         B A C K G R O U N D F A C T S:
                         ------------------------------

     A. Pursuant to a Merger Agreement dated as of May 14, 1996 (the "Merger Agreement"), by and among Prime, Prime Acquisition Subsidiary, Bern Associates, Inc., a New Jersey corporation ("Bern") and the Bern Owners, Bern merged with and into Prime Acquisition Subsidiary and the outstanding shares of capital stock of Bern have been converted into shares of the common stock, $.01 par value, of Prime (the "Prime Stock").

     B. Pursuant to the Merger Agreement each of Prime, Prime Acquisition Subsidiary, the Bern Owners and Bern entered into an Indemnification Agreement of even date herewith (the "Indemnification Agreement", which Indemnification Agreement is incorporated herein as if fully set forth herein), whereby the Bern Owners agreed to indemnify Prime and the Surviving Corporation (as such term is defined in the Merger Agreement) for certain loss contingencies, and it is a requirement under the Indemnification Agreement that the Bern Owners and the Escrow Agent shall have executed and delivered an agreement in the form hereof.

     C. The purpose of this Agreement is to provide security, in the form of the shares of Prime Stock delivered pursuant to the Merger Agreement, for the indemnity furnished by the Bern Owners to Prime and the Surviving Corporation pursuant to the Indemnification Agreement.


                               A G R E E M E N T:
                               -----------------


     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree, as follows:

     1. Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings: -------------------

          (a) The term "Collateral" shall mean (x) the Prime Stock at any time represented by the Escrow Certificates delivered to the Escrow Agent pursuant to Section 3, (y) any other Prime Stock received by the Escrow Agent as provided in Section 7 and (z) all other property or cash obtained by the Escrow Agent in respect of or in exchange for the Prime Stock.

          (b) The term "Escrow Fund" shall mean the Collateral delivered to the Escrow Agent pursuant to Section 7 hereof.

          (c) The term "Final Determination" shall mean the final decision of any court of competent jurisdiction from which no appeal has been allowed because of lapse of time or otherwise.

          (d) The term "Indemnified Parties" shall mean Prime and the Surviving Corporation.

          (e) The term "Loss" shall mean any losses, damages, expenses, liabilities, claims, settlements, assessments, judgments, expenses or costs (including, without limitation, reasonable attorneys' fees) incurred or suffered by Prime or the Surviving Corporation (net of any insurance proceeds actually received by the Prime Entities) as a result of any claim, or the defense, settlement or investigation thereof arising out of, caused by, based upon or resulting from any breach by Bern or any Bern Owners of their respective representations and warranties, obligations or covenants contained in the Merger Agreement or any document or certificate referred to in and delivered or to be delivered by Bern or any of the Bern Owners pursuant to the Merger Agreement. The amount of any Loss shall be determined, either by payment for the Loss claimed as certified to by the President or Principal of the Indemnified Party or Parties in a Claim Certificate (as defined in Section 4(a) hereof), or by entry of a final judgment, order or decree (after exhaustion or expiration of appeal rights) by a court of competent jurisdiction.

          (f) The term "Proportionate Share" with respect to any Bern Owner shall mean the number of shares of Prime Stock equal to that fraction, determined as of the date of any particular Payout (as defined in Section 4(b) hereof), the numerator of which is the total number of Shares of Prime Stock delivered to any Bern Owner pursuant to the Merger and the denominator of which is the total number of shares of Prime Stock held by all of the Bern Owners.

          (g) The term "Termination Date" shall mean the earlier of (i) the date of the filing of Prime's Annual Report on Form 10-K for the fiscal year ending May 31, 1997, subject to the provisions of Paragraph 5 or (ii) September 13, 1997.

          (h) The term "Threshold Amount" shall mean an aggregate of $50,000 of Losses.

          (i) The following terms shall have the meanings ascribed to them in this Agreement as set forth in the reference Section opposite such term:

               Term                               Sectio

               Claim Certificate                  Section 4(a)

               Escrow Certificate                 Section 3(a)

               Estimated Loss                     Section 5

               Majority Owners                    Section 4(c)

               Objection Notice                   Section 4(c)

               Payout                             Section 4(b)

          (j) Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement, which terms and meanings ascribed thereto are incorporated herein as if fully set forth herein.

            2. Indemnification and Escrow Fund. This Agreement has been executed and delivered, and the Escrow Fund has been established, for the purpose of providing funds for any liability obligations incurred by Bern and/or any Bern Owner under the Indemnification Agreement, including, without limitation, all damages, costs and expenses indemnified against thereunder, with respect to the Losses. The provisions of the Indemnification Agreement shall establish the notice requirements and mechanics of defense for all claims of indemnification for which the Escrow Fund established hereby is available and are incorporated by reference herein.

     3. Escrowed Stock.

          (a) At the Effective Time, Prime shall deposit with the Escrow Agent, for the account of the Bern Owners, certificates registered in the name of the Escrow Agent (each, an "Escrow Certificate") for 4,100,000 shares of Prime Stock, representing the aggregate number of shares of Prime Stock delivered to the Bern Owners under the Merger. The shares represented by the Escrow Certificate shall be held by the Escrow Agent for the benefit of the Indemnified Parties under this Agreement, and shall not, except as provided in Sections 4 and 11 hereof, be sold or disposed of by the Escrow Agent. Prime shall maintain a written record of the name and address of each Bern Owner and the number of shares of Escrowed Stock or Proportionate Share credited to his or her account. (Shares of Escrowed Stock shall be credited to the accounts of the Bern Owners in the same proportion as shares of Prime Stock were delivered to the Bern Owners under the Merger Agreement.)

          (b) The  respective  interests  of the Bern  Owners in the Escrow Fund shall not be transferable or assignable other than (i) to executors, administrators, legatees or heirs of the Bern Owners or (ii) in a transaction involving no change in beneficial ownership. Any transfer pursuant to clause
(ii) above shall be upon prior written notice from the Bern Owner(s) to Prime and the Escrow Agent, and no such transfer shall be valid without the consent of Prime, which consent shall not be unreasonably withheld or delayed.

          (c) To the extent that the Escrow Fund contains cash, the Escrow Agent may invest such cash in any Treasury Bill issued by the United States having a maturity of 90 days or less.

     4. Claims Against Escrow Fund.

          Subject to the terms and conditions of this Agreement, the Escrow Fund shall be applied, as provided herein, to indemnify and hold harmless the Indemnified Parties against and in respect of any Loss as set forth in a Claim Certificate (as defined below) duly delivered to the Escrow Agent and the Bern Owners prior to the Termination Date.

          (a) If the Indemnified Parties shall suffer or incur any Loss as to which indemnification is provided for under the Indemnification Agreement, it shall promptly deliver simultaneously to the Escrow Agent and the Bern Owners a certificate (a "Claim Certificate"), which Claim Certificate shall be signed by the President or Chief Executive Officer of Prime or the Surviving Corporation, as the case may be, certifying to the effect that Prime and/or the Surviving Corporation, as the case may be, has suffered or incurred Losses in the amount specified in such Claim Certificate and the basis for any such Loss.

          (b) Unless otherwise provided in Sections 4(c) and (d), Escrow Agent shall, as soon as practicable but not earlier than fifteen (15) business days after the delivery to the Escrow Agent of such Claim Certificate, pay to Prime and/or the Surviving Corporation, as the case may be, an amount of collateral from the Escrow Fund equal to the amount of any Loss so suffered or incurred by Prime and/or the Surviving Corporation, as the case may be, in accordance with the Claim Certificate (the "Payout"). Whenever the Escrow Agent is required to make a Payout, the Escrow Agent shall withdraw from the Escrow Fund and transfer, deliver and assign to Prime (i) first, any cash comprising the Escrow Fund, (ii) second, to the extent that there is insufficient cash to pay the Losses, shares of Prime Stock in accordance with the ratio of the original deposits of Prime Stock which comprise the Escrow Fund and (iii) third to the extent there is an insufficient number of shares of Prime Stock in the Escrow Fund to pay the Losses,any other property ("Other Property") comprising the Escrow Fund. For purposes hereof, shares of Prime Stock shall be valued in accordance with the terms of the Indemnification Agreement and Other Property, if any, shall be valued in good faith by the Prime Designees on the Board of Directors of Prime. The delivery by the Escrow Agent to Prime of the shares of

Prime Stock hereunder shall be effected by surrendering to Prime, or its transfer agent, of the Escrow Certificate then in the Escrow Agent's possession, whereupon Prime, or its transfer agent, shall promptly issue to the Escrow Agent a new stock certificate registered in its name for the number of shares of Prime Stock then remaining in the Escrow Fund as reduced by the number of shares surrendered to Prime.

          (c) If, within ten (10) days after notice to the Bern Owners of any Claim Certificate, the Bern Owners who beneficially own a majority in interest of the Escrowed Stock then held in the Escrow Fund (the "Majority Owners") shall not have objected by written notice to Prime and the Escrow Agent, such Claim Certificate (the "Objection Notice"), such Claim Certificate shall constitute full authority to the Escrow Agent to take the action provided for in Section 4(b) hereof and shall be conclusive on all parties hereto. In the event that the Majority Owners shall object timely to any such Claim Certificate and the parties hereto shall fail to resolve the matter within three (3) business days from the date of the Objection Notice, then any such dispute shall be submitted to a court of competent jurisdiction for a declaratory judgment. Following any Objection Notice timely given, the Escrow Agent shall not assign any Escrowed Stock or make any indemnification payment pursuant to this Section 4 until (i) it receives the written consent of the Majority Owners and Prime or (ii) there is a Final Determination with respect to the dispute. The party against whom such declaratory judgment is actually rendered shall reimburse the other party thereto for the reasonable expenses incurred by it in the defense, prosecution, or investigation of such claim.

          (d) Notwithstanding anything contained herein to the contrary, no Payout shall be made until any such Loss exceeds the Threshold Amount, whereupon any Payout shall be only to the extent that any Loss exceeds such Threshold Amount, in each case as specified in the Claim Certificate.

     (e) If any dispute arises as to any matter arising under this Escrow Agreement or there arises any uncertainty as to the meaning or applicability of any of the provisions hereof, or as to the Escrow Agent's duties, rights or responsibilities hereunder, the Escrow Agent may, at it option at any time thereafter deposit the Escrowed Stock then being held by it in escrow into a court having appropriate jurisdiction, and the Escrow Agent shall thereby be discharged and relieved of all liability hereunder.

     5. Termination. The Escrow Fund shall terminate on the Termination Date, or upon written notice from Prime and the Majority Owners to the Escrow Agent. Any shares or other assets then held in the Escrow Fund shall be distributed upon termination by the Escrow Agent in accordance with the provisions of Section 6 hereof. Notwithstanding the foregoing, if on or before the Termination Date any Indemnified Party has (a) duly delivered a Claim Certificate with respect to a claim which has not been satisfied pursuant to this Agreement or (b) delivered to the Escrow Agent and the Bern Owners written notice of the occurrence of an event which constitutes a breach of any representation, warranty or agreement made by Bern or the Bern Owners in the Merger Agreement and may give rise to a claim for indemnification under the Indemnification Agreement and this Agreement, and if such Indemnified Party has delivered to the Escrow Agent a good faith written estimate of the maximum potential amount of Losses resulting from all outstanding claim(s) or potential claim(s) (the "Estimated Loss"), the Escrow Fund shall not terminate with respect to such claims until all such claims have been fully satisfied or resolved or a Final Determination has been rendered with respect thereto. Until such termination, the Escrow Agent shall retain in the Escrow Fund that amount of Escrowed Stock, as valued and allocated in accordance with the Indemnification Agreement and this Agreement, equal to the Estimated Loss. In the event that the value of the shares of Prime Stock and other assets, if any, then remaining in the Escrow Fund is less than the Estimated Loss, then the Losses shall be capped at, and shall not exceed, the then value of the Collateral in the Escrow Fund as determined pursuant to the Indemnification Agreement. Promptly after the Termination Date, any shares or other assets in the Escrow Fund having a value in excess of the Estimated Loss shall be distributed to the Bern Owners in accordance with Section 6 hereof and shall no longer be subject to this Agreement.

     6. Distribution of the Escrowed Stock. Upon any partial reduction of the Escrow Fund pursuant to Section 5 hereof, and subject to the terms thereof, the Escrow Agent shall, within ten (10) business days of such Termination Date, distribute to each of the Bern Owners at their last known addresses appearing on the records of Prime, the amount of Escrowed Stock to be distributed to the Bern Owners pursuant to Section 5. Any delivery of shares of Prime Stock shall be of full shares, and the Escrow Agent shall, upon instructions received from the Majority Owners, make such adjustments for fractional share interests as the Majority Owners in their sole discretion deem appropriate.

     7. Delivery and Deposit of Additional Stock or Property. Any cash, securities or other property distributable or payable to the Bern Owners in respect of or in exchange for, any of the Escrowed Stock, whether by way of cash dividends, stock dividends, stock splits, recapitalizations, liquidations, mergers, consolidations, split-offs, spin-offs, or exchanges or conversions of shares or the like, shall be delivered to, and deposited with, the Escrow Agent, who shall hold such cash, securities and other property in the Escrow Fund, subject to all of the provisions of this Escrow Agreement relating to the Escrow Fund.

     8. Voting of Shares and Reports. The Escrow Agent will promptly distribute copies of all communications to Prime stockholders received by it as registered owner of the Escrowed Stock to the Bern. Upon notice from Prime of any action which requires or entitles the stockholders of Prime to vote or execute written consents, the Escrow Agent shall promptly notify (the "Notice") each Bern Owner of such pending action. The Notice to the Bern Owners shall be in writing and shall include copies of all information distributed by Prime to Prime's stockholders with respect to such action. Such Notice shall (i) state the date upon which the Escrow Agent shall be required to vote or consent with respect to the shares of Escrowed Stock; (ii) shall set forth a date (not less than ten days after the delivery of the Notice, unless such shorter period is required by the date of the vote by Prime's stockholders) by which each Bern Owner must notify the Agent of its vote with respect to such action and (iii) include a written ballot to be completed by such Bern Owner with respect to such action, to be returned to the Agent on or before the date set forth in accordance with
(ii) above. The Escrow Agent shall vote and abstain from voting the shares of Escrowed Stock attributable to each Bern Owner or consent or decline to consent with respect to such shares as directed by each Bern Owner's ballot. In the event that the Escrow Agent does not receive a ballot form any Bern Owner, the escrow agent shall abstain from voting, and decline to consent with respect to, the shares of Escrowed Stock attributable to such Bern Owner.

            9. Notice. Unless written designation of a different address is filed with each of the other parties hereto, all notices and Claim Certificates required to be given under this Agreement shall be deemed to have been properly given if in writing and delivered or mailed by registered or certified mail, postage prepaid or by overnight courier. Mailed notices and Claim Certificates shall be deemed given when duly mailed and addressed as follows:

                                       -10

            Prime or Prime Acquisition Subsidiary:

                                    100 First Stamford Place
                                    3rd Floor
                                    Stamford, Connecticut  06902
                                    Attention: Joseph K. Pagano

            With a copy to:

                                    Tenzer Greenblatt LLP
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention: Barry S. Rutcofsky

            The Bern Owners:

                                    To their addresses as set forth on

                                    Schedule 1 hereto

            With a copy to:

                                    Neville Shaver Kelly & McLean
                                    Three Landmark Square
                                    Stamford, Connecticut 06901
                                    Attention:  Richard M. Neville

            Escrow Agent:

                                    Tenzer Greenblatt LLP
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention: Barry S. Rutcofsky

     10. Liability of the Escrow Agent. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement except for its own willful misconduct or gross negligence. The Escrow Agent may retain counsel and act with respect to this Agreement and its obligations hereunder on the advice of such counsel. The Escrow Agent shall be, and hereby is, jointly and severally, indemnified and saved harmless, by the parties hereto, from all losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation or action in interpleader shall not result from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged to have acted in bad faith or to have been grossly negligent. Prime shall be responsible for determining any requirements for paying taxes or reporting any payments for tax purposes. Prime and the Majority Owners may give written directions to the Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. Prime and the Bern Owners, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to the Agreement. The Escrow Agent shall have no duties or obligations except those expressly set forth in this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no obligation to make any payment, investment or disbursement of any type pursuant hereto or to incur any financial liability in the performance of its duties hereunder unless Prime shall have deposited with the Escrow Agent sufficient funds therefor. The Escrow Agent may conclusively rely upon and shall be protected, indemnified and held harmless by Prime and the Bern Owners, jointly and severally, in acting upon the written (which shall include instructions given by telecopier or other telecommunications device) or oral instructions of any officer or agent of either of them or of counsel to either of them with respect to any matter relating to its actions as Escrow Agent hereunder, and the Escrow Agent shall be entitled to request that further instructions be given by such persons or to request that instructions be given in writing.

     11. Fees and Expenses. Prime will pay to the Escrow Agent its reasonable fees for the services rendered by it pursuant to the provisions of this Agreement with respect to the Escrow Fund and will reimburse the Escrow Agent for its reasonable expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the performance by it of such services. Any transfer taxes incurred as a result of the operation of any provision of this Agreement relating to the Escrow Fund shall be paid by Prime. Notwithstanding anything contained in this Agreement to the contrary, the Escrow Agent shall have no lien upon or claim against the Escrow Fund for the payment of its fees and expenses.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to or application of any conflicts of laws principles.

     13. Binding Effect. This Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Prime, the Bern Owners, the Surviving Corporation and the Escrow Agent and their respective successors and assigns.

     14. Successor Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving prior notice in writing to Prime and the Bern Owners and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent, [which shall be a bank or trust company organized under the laws of the United States of America or the State of New York having a combined capital and surplus of not less than $50,000,000, or other entity acceptable to the Majority Owners] shall be appointed by Prime. Any such successor

Escrow Agent shall deliver to Prime and the Bern Owners a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all the Escrow Fund.

     15. Confirmation of Escrow Agent's Appointment. Prime and the Bern Owners hereby confirm the appointment of Tenzer Greenblatt LLP to act as Escrow Agent under this Escrow Agreement, and Tenzer Greenblatt LLP hereby accepts such appointment. Bern Owners acknowledge that Tenzer Greenblatt LLP acts as counsel for Prime and agree that in the event of any dispute between Prime and Bern Owners, including under this Escrow Agreement that Tenzer Greenblatt LLP acts as counsel for Prime. The Bern Owners waive any right to object to Tenzer Greenblatt's representation of Prime.

     16. Entire Agreement. This Agreement and the Indemnification Agreement and the Merger Agreement contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements and understandings whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

     17. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions, and this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

     18. Amendments. This Agreement may only be amended or modified by a written instrument executed by Prime, the Majority Owners and the Escrow Agent.

     19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day, month and year first written above.



PRIME CELLULAR, INC.

By:_______________________________________
   Joseph K. Pagano, President and CFO


PRIME CELLULAR ACQUISITION CORP.

By:______________________________________
   Joseph K. Pagano, President


- -----------------------------------      -----------------------------------
Rafael Collado                           Ellen Kirschenbaum


- -----------------------------------      -----------------------------------
William Josuva                           Michael Islek


- -----------------------------------      -----------------------------------
Suhail Nanji                             Neil Levine

- -----------------------------------     -----------------------------------
Mark Newman                             Andrew Mitchell


- -----------------------------------     -----------------------------------
Bernard Kirschenbaum                    Richard Neville


- -----------------------------------     -----------------------------------
Joanne Witt                             Louise Northcutt



- -----------------------------------     -----------------------------------
Kathy Diaz                              Rafael Collado, Sr.

                                        -----------------------------------
                                        Joan Hadsall




Accepted and Agreed

Tenzer Greenblatt LLP, as Escrow Agent

By:_________________________
Name:
Title:

                                ESCROW AGREEMENT

                                   SCHEDULE 1

                     Names and Addresses of the Bern Owners

Rafael Collado                               Ellen Kirschenbaum
93 Walling Road                              122 Beverley Road
Warwick, NY 10990                            Upper Montclair, NJ 07043

William Josuva                               Michael Islek
170 Northfield Avenue                        27 Chestnut Lane
West Orange, NJ 07052                        Woodbury, NY 11797

Suhail Nanji                                 Neil Levine
765 Midland Avenue                           2352 Linwood Avenue
Yonker, NY 10704                             Fort Lee, NJ 07024

Atlanta Selective Fund                       Andrew Mitchell
#6 Limited Partnership

601 Fairview Blvd.                           118 Beverley Road
Incline, NV 89451                            Upper Montclair, NJ 07043

Joanne Witt                                  Richard Neville
65 Columbia Street                           57 Marshall Ridge Road
Wood Ridge, NJ 07075                         New Canaan, CT 06840

Bernard Kirschenbaum                         Louise Northcutt
12 Gregory Road                              26 Little Brooklyn Road
Springfield, NJ 07083                        Warwick, NY 10990

Kathy Diaz                                   Rafael Collado, Sr.
31 A Tanayer Road                            3 Demarest Road
Monroe, NY  10950                            Teaneck, NJ  07666

                                             Joan Hadsall
                                             25 Crescent Drive
                                             Fairfield, NJ 07004